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                                                                    EXHIBIT 99.1

                                  June 25, 2000

Mr. John D. Lutsi
Morgenthaler Partners
50 Public Square, Suite 2700
Cleveland, OH  44113

Mr. Donald R. Friedman
International Flex Technologies, Inc.
2187 Atlantic Street
Stamford, CT  06902

Dear Don and John:

This letter sets forth our understanding concerning certain exclusivity rights granted in connection with a possible transaction pursuant to which Morgenthaler Partners ("Morgenthaler") and certain other investors will make a cash investment in a new class of convertible preferred securities of Sheldahl, Inc. ("Sheldahl" or the "Company") (the "Investment") and Sheldahl will simultaneously acquire all of the outstanding shares of capital stock of International Flex Technologies, Inc. ("IFT") in exchange for shares of Sheldahl common stock (the "Acquisition").

1. The Company, Morgenthaler and IFT each agrees that until such time as this Letter Agreement has terminated in accordance with the provisions of Section 4 hereof, neither it nor any of its representatives, officers, directors, agents, stockholders or affiliates shall initiate, solicit, entertain, negotiate, accept or discuss, directly or indirectly, (a) any proposal or offer (an "Acquisition Proposal") to acquire all or any material part of the business, assets, properties or associated technology rights of the Company (with respect to the Company) or IFT (with respect to Morgenthaler and IFT) whether by merger, purchase of assets, or otherwise (a "Third Party Acquisition") or (b) any proposal or offer (a "Financing Proposal") to acquire securities from or make a loan or advance to the Company (with respect to the Company) or IFT (with respect to IFT) except as explicitly contemplated hereby in connection with the Investment and except proposals or offers from banking institutions with respect to credit facilities to extend or replace the Company's existing credit facility or from other third parties to provide credit to the Company in the ordinary course of business consistent with past practices. The Company, Morgenthaler and IFT each represents that neither it nor any of its shareholders or affiliates is party to or bound by any agreement with respect to an Acquisition Proposal or Financing Proposal other than under this Letter Agreement. Further, the Company has represented to Morgenthaler and IFT that the Company has had prior discussions with other potential acquirers. The Company represents and agrees that, in accordance with the terms of this Letter Agreement, no further discussions will take place during the term of this agreement and that the Company is not obligated to pay any expense reimbursement, termination, breakup, alternate transaction or any similar fees or expenses to any third party (other than U.S. Bancorp Piper Jaffray and other Company advisors) in connection with or as a result of the transactions contemplated hereby,




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         including the Investment and the Acquisition on the terms and conditions contemplated. IFT and Morgenthaler each agrees that the provisions of this paragraph 1 shall apply equally to any Acquisition Proposal made by IFT with respect to a Third Party Acquisition by IFT of any third party; provided, however, that IFT may continue to discuss a current potential Third Party Acquisition by IFT of a third party, but shall not, during the term of this letter, enter into any agreement or arrangement, whether written or oral, or discussion which would impose any liability on IFT to the third party, nor shall any confidential information of the Company be provided to such third party.

2. If the Investment and Acquisition are not consummated and, within 225 days after the acceptance of this Letter Agreement, a Third Party Acquisition is completed due to a breach of Section 1 by the Company, on the one hand, or Morgenthaler or IFT, on the other hand, then the breaching Party shall pay to the non-breaching Party, in complete satisfaction of any and all obligations to the non-breaching Party, and as its exclusive remedy, an amount equal to such Party's reasonable out-of-pocket expenses incurred from the date hereof forward in connection with the transactions contemplated hereby. Notwithstanding the foregoing, in no event shall amounts be paid in the event the Investment and Acquisition is not consummated for any reason other than due to a breach of Section 1 by any breaching Party. Nothing herein shall restrict any Party's ability to enter into a Third Party Acquisition notwithstanding a breach of Section 1, if a third party makes an unsolicited proposal to the extent determined by the Board of Directors of such Party to be required pursuant to its fiduciary duties under applicable law.

3.       Each Party agrees that until this letter is terminated as provided in
         Section 4, they will provide the other Parties reasonable access, during normal business hours and upon reasonable notice, to all of their respective officers, key employees, premises and books and records, and shall furnish the other Parties and their respective representatives with such financial and operating data and other information with respect to their business and properties as shall be reasonably requested; provided, however, that access to proprietary manufacturing processes and technologies will be granted only upon such conditions and at such times as the Parties may mutually agree.

4. This letter will automatically terminate and be of no further force and effect upon the earlier of (i) execution of definitive investment and acquisition documentation by and among Morgenthaler, IFT and the Company; (ii) mutual agreement of Morgenthaler and the Company; and
         (iii) 12:01 a.m., Central Standard Time, August 7, 2000. Notwithstanding anything in the previous sentence, Section 2, shall survive the termination of this Letter Agreement and the termination of this Letter Agreement shall not affect any rights any party has with respect to the breach of this Letter Agreement by another party prior to such termination.

5. This Letter Agreement shall be governed by and construed in accordance with internal substantive laws of the State of Minnesota, regardless of the laws that might otherwise govern under applicable principles of conflicts of law or choice of law.



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6.       The terms and conditions of the letter agreement dated December 3, 1999 executed by IFT and by U.S. Bancorp Piper Jaffray on behalf of the Company (the "December Letter") shall remain in full force and effect, as modified by letter dated March 13, 2000, and Morgenthaler agrees to be bound by the terms and conditions of the December Letter as if it were a party thereto and shall be subject to the rights of the Company in the event it violates any of the provisions thereof. Notwithstanding the terms of the December Letter, during the term of this agreement, none of the Company, Morgenthaler or IFT will make any press release regarding the transactions contemplated hereby, without providing all of the other parties with a copy of the same and a reasonable opportunity to comment, although each party hereto will retain ultimate control of its own press releases. Notwithstanding the foregoing, in no event shall Morgenthaler or IFT issue a press release regarding any update or termination of negotiations without receiving the prior written consent of the Company. Morgenthaler and IFT acknowledge that the Company will file a Form 8-K with regard to the press release in the form provided them as of the date of this letter and will attach as exhibits this letter and the press release. Except to the extent disclosed in the press release or Form 8-K, Morgenthaler and IFT shall not disclose to any third party (other than their advisors, representatives or agents on a need to know basis) information concerning the transactions contemplated hereby, or any of the terms, conditions or other facts with respect thereto, including the status thereof. Morgenthaler and IFT shall have no discussions with Company shareholders.

7. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this letter.

8. This Letter Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

If you are in agreement with the terms set forth above, please sign this Letter Agreement in the designated space provided below and return an executed copy to the attention of the undersigned.

Very truly yours,

SHELDAHL, INC.

By:      /s/ Edward L. Lundstrom
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         Edward L. Lundstrom
         President and Chief Executive Officer
         Sheldahl, Inc.


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Agreed to and accepted for Morgenthaler Partners
on this 25th day of June, 2000.

By:      /s/ John D. Lutsi
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         John D. Lutsi
         President
         Morgenthaler Partners

Agreed to and accepted for IFT on this
25th day of June, 2000.

By:       /s/ Donald R. Friedman
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         Donald R. Friedman
         President and CEO
         International Flex Technologies, Inc.



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